AMENDMENT 5 TO
                             PARTICIPATION AGREEMENT

                                      Among

                              PUTNAM VARIABLE TRUST

                         PUTNAM RETAIL MANAGEMENT, L.P.

                                       And

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

THIS AMENDMENT 5 TO PARTICIPATION AGREEMENT ("Amendment 5") is made and entered into this 27th day of February 2002, by and among Putnam Variable Insurance Trust (the "Fund"); Putnam Retail Management, L.P. (f/k/a Putnam Mutual Funds Corp.) (the "Distributor"); and American Enterprise Life Insurance Company (the "Company").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 16, 1995, as amended April 30, 1997, October 30, 1997, August 21, 1998 and June 15, 1999 (the "Agreement"); and

WHEREAS, the parties now desire to amend the Agreement so that the Company can update its address for purposes of giving notice pursuant to the Agreement, to add provisions regarding customer privacy and to add Authorized Funds and to allow new flexible premium variable annuity contracts and life insurance policies to invest in the Authorized Funds;

NOW THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

1. Notices. Pursuant to Article XI of the Agreement, the Company hereby updates its address for the purpose of receiving notice as follows:

             If to the Company:

                      American Enterprise Life Insurance Company
                      c/o American Express Financial Advisors Inc.
                      1765 AXP Financial Center
                      Minneapolis, Minnesota 55474
                      Attention: Executive Vice President, Annuities
             with a copy to:

                      American Enterprise Life Insurance Company
                      c/o American Express Financial Advisors Inc.
                      50607 AXP Financial Center
                      Minneapolis, Minnesota 55474
                      Attention: Counsel

2. Proprietary and Confidential Information. The following shall be added to the end of Article XII:

     12.8 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

          (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of a party hereto and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 12.8), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. Confidential Information shall not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by the other party in violation of this Agreement, (ii) demonstrably known to the other party without restriction prior to execution of this Agreement, or (c) independently developed by the other party in the ordinary course of business outside of this Agreement.

          (b) No party may use or disclose Confidential Information of another party for any purpose other than to carry out the purpose for which Confidential Information was provided to such other party as set forth in the Agreement or as required by law or judicial process; and each party hereto agrees to cause all its employees, agents and representatives, or any other party to whom such party may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

          (c) Each party acknowledges that all computer programs and procedures or other information developed or used by a Protected Party or any of its employees or agents in connection with the performance by a party affiliated with such Protected Party of its duties under this Agreement are the valuable property of the Protected Parties.

          (d) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; each party further agrees to cause all its agents, representatives or subcontractors of, or any other party to whom such party may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 12.8.

          (e)  Each party acknowledges that any breach of the agreements in this
               Section 12.8 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This
               Section 12.8 shall survive the termination of this Agreement.

3. Amendment to Schedule A. In accordance with the terms of the Agreement, the parties hereby amend Schedule A to read as follows:

                                   Schedule A

                                    Contracts

American Enterprise Variable Annuity Account.

     AEL Personal Portfolio Plus Variable Annuity and AEL Personal Portfolio(SM) Variable Annuity offer the following Authorized Funds as investment options:

              Putnam VT Diversified Income Fund--Class IA Shares
              Putnam VT Growth and Income Fund--Class IA Shares
              Putnam VT High Yield Fund--Class IA Shares
              Putnam VT New Opportunities Fund--Class IA Shares

     AEL Personal Portfolio Plus(2) Variable Annuity offers the following Authorized Funds as investment options:

              Putnam VT Diversified Income Fund--Class IB Shares
              Putnam VT Growth and Income Fund--Class IB Shares
              Putnam VT High Yield Fund--Class IB Shares
              Putnam VT Voyager Fund--Class IB Shares

     American Express New Solutions Variable Annuity(SM) offers the following Authorized Funds as investment options:

              Putnam VT Growth and Income Fund--Class IB Shares
              Putnam VT International New Opportunities Fund--Class IB Shares Putnam VT Vista Fund--Class IB Shares

     American Express Signature Variable Annuity(SM) offers the following Authorized Funds as investment options:

              Putnam VT Growth and Income Fund--Class IB Shares
              Putnam VT International Growth Fund--Class IB Share
              Putnam VT International New Opportunities Fund--Class IB Shares

     American Express(R) Galaxy Premier Variable Annuity and American Express Platinum Variable Annuity(SM) offer the following Authorized Funds as investment options:

              Putnam VT Growth and Income Fund--Class IB Shares
              Putnam VT International Growth Fund--Class IB Shares Putnam VT Vista Fund--Class IB Shares

     Wells Fargo Advantage(SM) Variable Annuity and Wells Fargo
     Advantage(SM) Builder Variable Annuity offer the following Authorized Funds as investment options:

              Putnam VT International Growth Fund--Class IB Shares Putnam VT Vista Fund--Class IB Shares

     American Express Pinnacle Variable Annuity(SM) and American Express FlexChoice(SM) Variable Annuity offers the following Authorized Funds as investment options:

              Putnam VT Growth and Income Fund--Class IB Shares
              Putnam VT Income Fund--Class IB Shares
              Putnam VT International Growth Fund--Class IB Shares Putnam VT Vista Fund--Class IB Shares

     AEL Preferred(SM) Variable Annuity offers the following Authorized Funds as investment options:

              Putnam VT Diversified Income Fund--Class IA Shares Putnam VT Global Growth Fund--Class IA Shares Putnam VT Growth and Income Fund--Class IA Shares Putnam VT New Opportunities Fund--Class IA Shares Putnam VT Voyager Fund--Class IA Shares

American Enterprise Variable Life Account.

     American Express Signature Variable Universal Life(SM) offers the following Authorized Funds as investment options:

              Putnam VT Growth and Income Fund--Class IB Shares
              Putnam VT International Growth Fund--Class IB Shares
              Putnam VT International New Opportunities Fund--Class IB Shares

4.   Service Fees.

     The annual rate for the Service Fees is hereby amended to 0.25% per annum.


5. Definitions. Terms not defined in this Amendment 5 will have the meaning as those terms defined in the Agreement.

6. Counterparts. This Amendment 5 may be executed in simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto have cause this Amendment 5 to be executed in its name and behalf by its duly authorized representatives as of the date specified above.

PUTNAM VARIABLE TRUST                            PUTMAN RETAIL MANAGEMENT, L.P.


By:     /s/ John Verani                          By: /s/ Eric S. Levy
        ---------------                              ------------------
Name:       John Verani                          Name:   Eric S. Levy
Title:      Vice President                       Title:  Senior Vice President

AMERICAN ENTERPRISE INSURANCE COMPANY            ATTEST:


By: /s/ Gumer C. Alvero                          By: /s/ Mary Ellyn Minenko
    -------------------                              ----------------------
Name:   Gumer C. Alvero                          Name:   Mary Ellyn Minenko
Title:  Executive Vice President, Annuities      Title:  Assistant Secretary